                                OPTION AGREEMENT


         THIS OPTION AGREEMENT ("Agreement") is entered into this 29th day of February, 1996, by and between TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Company"), and BIOTECHNOLOGY DEVELOPMENT, LTD., a Nevada limited partnership ("Owner").

                                R E C I T A L S:

         A. Company and Owner entered into a Distribution Agreement dated February 29, 1996 ("Distribution Agreement") whereby Owner purchased the distribution rights for the Product in the Territory (as those terms are defined in the Distribution Agreement) (the "Distribution Rights").

         B. Owner purchased the Distribution Rights for $3,000,000 together with an agreement to pay Company the greater of 23% of the Net Selling Price of the Product or $900 per Dose (as those terms are defined in the Distribution Agreement).

         C. In the negotiations between the Company and Owner for the Distribution Rights, Owner agreed that Company would have a thirty (30) month option to purchase the Distribution Rights from Owner.

         D. Owner is willing to grant Company this right as partial consideration for the purchase of the Distribution Rights.

         NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby represent, warrant, covenant and agree as follows:

                                   ARTICLE 1

                                TERMS OF OPTION

         1.1 Grant of Option. Owner hereby grants to Company and Company hereby accepts an option to purchase the Distribution Rights granted under the Distribution Agreement for a thirty (30) month period (913 days) under the terms and conditions provided herein.

         1.2 Term. The term of the option granted herein shall commence on the execution date of this Agreement and, unless otherwise extended as provided herein, shall expire at 5:00 p.m. on the 913th day (thirty (30) months) thereafter (the "Option Term"). If such termination date should be a non-business day (weekend or holiday), the Option Term shall automatically be extended until 5:00 p.m. on the next business day.

         1.3 Exercise of Option. If the Company elects to exercise the option granted herein, then Company shall deliver to Owner a written notice of such exercise on or before the ninetieth (90th) day preceding the expiration of the Option Term ("Option Notice"). On the expiration date the Company shall deliver a copy of the Option Notice accompanied by the consideration required on



                                      20                           EXHIBIT 10.2
the date the Option is exercised, which consideration is set forth on Exhibit
A to this Agreement and by this reference incorporated herein.

         1.4 Option Consideration. The consideration for the option granted herein is the sale by Company to Owner of the Distribution Rights granted under the Distribution Agreement.

         1.5 Failure to Exercise Option. If the option granted in this Agreement is not exercised by Company prior to the expiration of the Option Term, then this option shall immediately terminate and Company shall have no further right to purchase the Distribution Rights.

                                   ARTICLE 2

                               GENERAL PROVISIONS

         2.1 Paragraph Headings. The paragraph headings used in this Agreement are for purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Agreement.

         2.2 Notices. Any notice, demand, approval, consent, or other communication required or desired to be given under this Agreement shall be in writing and shall be either personally served or mailed in the United States mails, certified, return receipt requested, postage prepaid, addressed to the party to be served with the copies indicated below, at the last address given by that party to the other under the provisions of this section. All such communications shall be deemed delivered at the earlier of actual receipt or five (5) business days following mailing as aforesaid.

         Owner:           Biotechnology Development, Ltd.
                          c/o Tom Hartley
                          222 South Rainbow, Suite 218
                          Las Vegas, Nevada  89128
                          Attention:       Edward Legere

         Techniclone:     Techniclone International Corporation
                          14282 Franklin Avenue
                          Tustin, California  92680
                          Attention:       Chairman and CEO

         2.3 Binding Effect. All the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

         2.4 Entire Agreement. This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any prior understanding, agreement or statement, written or oral, with respect to the same. No provision of the Agreement shall be construed to confer any rights or remedies on any person other than parties hereto.

         2.5 California Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

         2.6 Time of the Essence. Time is of the essence in the performance of each and every provision of this Agreement.

         2.7 Attorneys' Fees. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

         2.8 Assignment: This Agreement shall not be assignable by either party without the consent of the other.

         2.9 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

         2.10 Modification. This Agreement shall not be modified except by a writing signed on behalf of each of the parties hereto.

         2.11 Severability. If any term, provision, covenant or condition of this Agreement is found by a court of competent jurisdiction to be invalid, void or unenforceable, then such term, provision, covenant or condition shall be deemed to be stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated thereby.

         2.12 Counterparts. This Agreement may be executed in several counterparts and such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, this Option Agreement is executed by the parties hereto on the date first above written.

                             BIOTECHNOLOGY DEVELOPMENT, LTD.

                             By:  Buen Hermanos, Inc., Its General Partner

                             By:    /s/ EDWARD LEGERE
                                  ----------------------------------------
                                  Edward Legere, President


                             TECHNICLONE INTERNATIONAL CORPORATION


                             By:    /s/ LON H. STONE
                                  ----------------------------------------
                                  Its:    President

                                   EXHIBIT A
                              TO OPTION AGREEMENT


         The purchase price for the Distribution Rights shall depend on the time frame during which such purchase right is exercised. The purchase price shall be as follows:

0-12 Months

         If Company purchases the Distribution Rights from Owner during the period beginning with the execution date of this Agreement and ending ont he last day of the twelfth (12th) month following the execution date, then it shall pay Owner Four Million Dollars ($4,000,000) and give Owner a five (5) year option to purchase one million (1,000,000)shares of the Company's common stock at Five Dollars ($5.00) per share.


13-24 Months

         If Company purchases the Distribution Rights during the period beginning with the first day of the thirteenth (13th) month following the execution of this Agreement and ending on the last day of the twenty-fourth
(24th) month following the execution of this Agreement then it will pay the Owner Four Million Five Hundred Thousand Dollars ($4,500,000) and give Owner a five (5) year option to purchase one million (1,0000,000) shares of the Company's common stock at Five Dollars ($5.00) per share. In addition, Owner will receive a two (2%) royalty on the gross revenue of the LYM-1 product in the geographic areas covered by the Distribution Agreement.


25-30 Months

         If Company purchases the Distribution Rights during the period beginning with the first day of the twenty-fifth (25th) month following the execution of this Agreement and ending on the last day of the thirtieth (30th) month following the execution of this Agreement then it will pay the Owner Four Million Five Hundred Thousand Dollars ($4,500,000) and give Owner a five (5) year option to purchase one million (1,0000,000) shares of the Company's common stock at Five Dollars ($5.00) per share. In addition, Owner will receive a five (5%) royalty on the gross revenue of the LYM-1 product in the geographic areas covered by the Distribution Agreement.